FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2004

Commission file number 1-12579

OGE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1481638 (I.R.S. Employer Identification No.)

321 North Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition

        OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 725,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

        On January 28, 2004, the Company issued a press release describing the Company’s financial results for the quarter and year ended December 31, 2003, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, the Company reported earnings of $1.58 per diluted share for the year ended December 31, 2003, compared with earnings of $1.16 per diluted share for the year ended December 31, 2002. The increase in the Company’s earnings was due to improved financial performance and lower impairment charges at Enogex partially offset by lower electric rates and higher operating expenses at OG&E. The Company reported a loss of $0.02 per diluted share for the fourth quarter of 2003, compared with a loss of $0.39 per diluted share for the fourth quarter of 2002. The decrease in the Company’s loss per share was primarily due to a pre-tax impairment charge of approximately $50 million, or $31 million ($0.39 per share) after tax, in the fourth quarter of 2002 for the write-down of natural gas pipeline assets no longer needed by the Company compared to a pre-tax impairment charge of approximately $9.2 million, or $5.6 million ($0.06 per share) after tax, in the fourth quarter of 2003. For further information, see the press release attached as Exhibit 99.01.

Item 7. (c) Exhibits

Exhibit Number	Description
99.01	Press release dated January 28, 2004, announcing OGE Energy Corp. Announces 4th Quarter, 2003 Results.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

January 28, 2004

Exhibit 99.01

OGE Energy Corp. Announces 4th Quarter, 2003 Results

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company (OG&E) and Enogex Inc., today reported earnings of $1.58 per diluted share for 2003, compared with $1.16 per diluted share for 2002. Earnings were higher due to improved financial performance and lower impairment charges at Enogex, the natural gas pipeline, partially offset by lower electric rates and higher operating expenses at OG&E, the regulated electric utility.

For the three months ended Dec. 31, 2003, OGE Energy reported a loss of $0.02 per diluted share, compared with a loss of $0.39 per diluted share for the fourth quarter of 2002.

Fourth-quarter 2003 financial results included a pre-tax impairment charge of $9.2 million ($5.6 million after tax, or $0.06 per share), compared to a pre-tax impairment charge of $50 million ($31 million after tax, or $0.39 per share) in the 2002 fourth quarter. In both quarters, the impairment charges were primarily for the write-down of natural gas pipeline assets no longer needed by the company.

“We are pleased to report solid improvement in our financial results,” said Steven E. Moore, OGE Energy chairman, president and CEO. “At Enogex, the fundamental operating changes we’ve made in the business are producing sustained improvement in financial performance. At OG&E, we’ve completed a series of steps in our plan to provide long-term savings and service reliability to our retail customers through the acquisition of the McClain power plant, which is why we are extremely disappointed by the Federal Energy Regulatory Commission’s decision to delay our acquisition of the plant. We remain determined to complete the acquisition, which is clearly in the best interest of our customers and shareowners alike.”

Discussion of full-year 2003

OGE Energy reported consolidated operating revenues of $3.8 billion in 2003, compared with $3.0 billion in 2002. Gross margin on revenues was $933 million in 2003, compared with $904 million in 2002. Operating income was $307 million in 2003, compared with operating income of $236 million in 2002. Operating income for 2003 reflected a $10.2 million pre-tax impairment charge and operating income for 2002 reflected a $50 million pre-tax impairment charge.

OG&E reported operating revenues of $1.5 billion in 2003, compared with $1.4 billion in 2002. Gross margin on revenues at the electric utility was $680 million, compared with $692 million in 2002. OG&E reported net income of $115 million and contributed $1.41 in earnings per share in 2003, compared with net income of $126 million, or $1.61 per share in 2002. The decline in earnings per share was primarily due to lower electric rates as a result of the $25 million electric rate reduction that went into effect in Oklahoma on Jan. 6, 2003, higher operation and maintenance expenses, and additional shares outstanding.

Enogex reported operating revenues of $2.3 billion in 2003, compared with $1.7 billion in 2002. Gross margin on revenues at the natural gas pipeline was $253 million, compared to $211 million in 2002. Enogex reported net income of $27 million and contributed $0.33 in earnings per share in 2003, compared with a loss of $22 million, or $0.28 per share for 2002. Earnings in 2003 included pre-tax impairment charges of $9.2 million while 2002 earnings included pre-tax impairment charges of $48 million. Earnings at Enogex were positively affected in 2003 by better operating performance, driven by improved gross margins in all of its businesses and lower expenses.

“The benefits of the major changes we have made at Enogex over the last two years have begun to come to fruition,” said Peter B. Delaney, OGE Energy executive vice president and CEO of Enogex. “We have made progress, but our job is not complete. In the year ahead, we intend to further improve performance by combining continuous improvement in our business processes with recently completed information technology systems.”

The holding company posted a loss of $0.16 per share to OGE Energy’s consolidated results in 2003, compared to a loss of $0.17 per share in 2002.

Discussion of Fourth Quarter 2003

OGE Energy reported consolidated operating revenues of $816 million in the fourth quarter, compared with $830 million a year earlier. The fourth-quarter gross margin on revenues was $182 million, compared with $183 million in the year-earlier quarter. Operating income was $15 million in the fourth quarter, compared with an operating loss of $29 million in the year-earlier quarter. Operating income for the fourth quarter of 2003 reflected a $9.2 million pre-tax impairment charge and operating income for the fourth quarter of 2002 reflected a $50 million pre-tax impairment charge.

OG&E posted a net loss of $4.3 million, or $0.05 per share to OGE Energy’s consolidated fourth-quarter results, compared with a net loss of $1.6 million, or $0.02 per share for the fourth quarter a year ago. Fourth-quarter gross margin on revenues at the electric utility was $116 million, compared with $123 million in the comparable period a year earlier. The operating loss at OG&E was $2.0 million, compared with $6.3 million in operating income in the fourth quarter of 2002. The decrease in net income was due primarily to the $25 million electric rate reduction that went into effect in Oklahoma on Jan. 6, 2003, higher operation and maintenance expenses, and milder fall and early-winter weather.

Enogex posted net income of $5.3 million, or $0.06 per share to OGE Energy’s consolidated fourth-quarter results, compared with a net loss of $26 million, or $0.33 per share for the fourth quarter a year ago. Fourth-quarter gross margin on revenues at the natural gas pipeline was $66 million, compared with $60 million a year earlier. Operating income was $18 million, compared with an operating loss of $35 million in the fourth quarter last year. Enogex recorded a pre-tax impairment charge of $9.2 million for the write-down of natural gas compression assets in the fourth quarter of 2003, compared with a $48 million pre-tax impairment charge for the write-down of natural gas processing and compression assets in the fourth quarter of 2002. Enogex reported increased gross margins in the fourth quarter in its transportation, storage, gathering and processing businesses.

The holding company recorded a loss of $0.03 per share in the fourth quarter, compared to a loss of $0.04 per share in the 2002 quarter.

2004 Outlook

The consolidated earnings guidance for 2004 is unchanged at $1.40 to $1.50 per share, excluding any regulatory action that might affect electric rates at OG&E. OGE Energy expects improved performance from Enogex while at OG&E, financial performance will depend to a large extent on regulatory considerations. OG&E also plans to increase capital expenditures for electric system reliability upgrades in 2004.

Although OG&E has not yet completed its acquisition of the McClain facility due to the delay at the Federal Energy Regulatory Commission, an agreement to purchase power from the McClain plant is enabling the company to honor the customer-savings guarantee as outlined in the 2002 rate settlement agreement. OG&E has asked the Oklahoma Corporation Commission (OCC) to review the savings being delivered beginning Jan. 1, 2004, and confirm that the company is in compliance with the 2002 settlement agreement. If the OCC does not agree, OG&E will be required to reduce rates by $2.1 million per month and would expect to reduce expenditures for planned electric system reliability upgrades.

Conference Call Webcast

OGE Energy will host a conference call for discussion of the results and the outlook for 2004 on Wednesday, January 28, at 8 a.m. CST. The conference, hosted by James R. Hatfield, senior vice president and CFO, will be available through www.oge.com.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves approximately 725,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

Some of the matters discussed on this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; regulatory decisions and other risk factors listed in the Company’s Form 10-K for the year ended December 31, 2002 and other factors described from time to time in the Company’s reports to the Securities and Exchange Commission.

*Note: Consolidated Statements of Income, Financial and Statistical Data attached.

OGE Energy Corp.
consolidated statements of operations
(unaudited)

Three Months Ended December 31		Twelve Months Ended December 31
2003	2002	2003	2002
(In millions, except per share data)
OPERATING REVENUES
Electric Utility operating revenues	$286.3		$284.8		$1,517.1		$1,388.0
Natural Gas Pipeline operating revenues	529.9		545.1		2,261.9		1,635.9

Total operating revenues	816.2		829.9		3,779.0		3,023.9
COST OF GOODS SOLD
Electric Utility cost of goods sold	158.7		153.6		792.7		662.2
Natural Gas Pipeline cost of goods sold	475.3		493.5		2,053.3		1,458.1

Total cost of goods sold	634.0		647.1		2,846.0		2,120.3

Gross margin on revenues	182.2		182.8		933.0		903.6
Other operation and maintenance	98.0		99.6		371.7		370.0
Depreciation	43.8		45.8		176.9		182.5
Impairment of assets	9.2		50.1		10.2		50.1
Taxes other than income	15.9		16.7		67.3		65.3

OPERATING INCOME (LOSS)	15.3		(29.4)		306.9		235.7
OTHER INCOME (EXPENSE)
Other income	1.1		2.4		8.1		3.7
Other expense	(2.7)		(1.8)		(9.0)		(4.7)

Net other income (expense)	(1.6)		0.6		(0.9)		(1.0)
INTEREST INCOME (EXPENSE)
Interest income	0.8		0.2		1.3		1.7
Interest on long-term debt	(18.5)		(20.8)		(75.2)		(86.2)
Interest on trust preferred securities	--	-	(4.3)		--	-	(17.3)
Interest expense - unconsolidated affiliate	(4.4)		--	-	(17.3)		--	-
Allowance for borrowed funds used during construction	0.1		0.1		0.5		0.9
Interest on short-term debt and other interest charges	(0.9)		(1.9)		(6.0)		(8.2)

Net interest expense	(22.9)		(26.7)		(96.7)		(109.1)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE TAXES	(9.2)		(55.5)		209.3		125.6
INCOME TAX EXPENSE (BENEFIT)	(7.0)		(22.7)		73.7		44.6

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING PRINCIPLE	(2.2)		(32.8)		135.6		81.0
DISCONTINUED OPERATIONS
Income from discontinued operations	0.1		3.3		1.8		8.4
Income tax expense (benefit)	--	-	0.9		2.2		(1.4)

Income (loss) from discontinued operations	0.1		2.4		(0.4)		9.8

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
CHANGE IN ACCOUNTING PRINCIPLE	(2.1)		(30.4)		135.2		90.8
CUMULATIVE EFFECT ON PRIOR YEARS OF
CHANGE IN ACCOUNTING PRINCIPLE	0.5		--	-	(5.4)		--	-

NET INCOME (LOSS)	$(1.6)		$(30.4)		$129.8		$90.8

BASIC AVERAGE COMMON SHARES OUTSTANDING	86.9		78.4		81.8		78.1
DILUTED AVERAGE COMMON SHARES OUTSTANDING	87.2		78.4		82.1		78.2
BASIC EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Income (loss) from continuing operations	$(0.	03)	$(0.	42)	$1.	66	$1.	04
Income from discontinued operations, net of tax	-	--	0.	03	-	--	0.	12
Income (loss) from cumulative effect of accounting change, net of tax	0.	01	-	--	(0.	07)	-	--

NET INCOME (LOSS)	$(0.	02)	$(0.	39)	$1.	59	$1.	16

DILUTED EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Income (loss) from continuing operations	$(0.	03)	$(0.	42)	$1.	65	$1.	04
Income from discontinued operations, net of tax	-	--	0.	03	-	--	0.	12
Income (loss) from cumulative effect of accounting change, net of tax	0.	01	-	--	(0.	07)	-	--

NET INCOME (LOSS)	$(0.	02)	$(0.	39)	$1.	58	$1.	16

DIVIDENDS DECLARED PER SHARE	$0.33	25	$0.33	25	$1.	33	$1.	33

OGE Energy Corp.
financial and statistical data
(unaudited)

Three Months Ended December 31		Twelve Months Ended December 31
2003	2002	2003	2002
(In millions)
ELECTRIC UTILITY
Electric revenues
Residential	$92.9		$103.1		$601.4		$557.6
Commercial	70.9		69.9		372.5		346.9
Industrial	68.5		60.5		293.4		258.6
Public authorities	30.7		28.7		146.1		135.5
Sales for resale	12.1		11.0		57.7		48.2
Other	10.8		9.9		41.9		34.9

Total system revenues	285.9		283.1		1,513.0		1,381.7
Sales to other utilities	0.4		1.7		4.1		6.3

Total electric revenues	$286.3		$284.8		$1,517.1		$1,388.0

Sales of electricity - Mwh (a)
Residential	1.6		1.6		8.2		8.0
Commercial	1.3		1.3		5.8		5.8
Industrial	1.8		1.7		6.8		6.6
Public authorities	0.7		0.6		2.7		2.7
Sales for resale	0.3		0.4		1.5		1.5

Total system sales	5.7		5.6		25.0		24.6
Sales to other utilities	--	-	0.1		0.1		0.3

Total electric sales	5.7		5.7		25.1		24.9

Number of customers	725,4	70	718,5	13	725,4	70	718,5	13
Average cost of energy per Kwh (b) - cents
Fuel	1.9	25	1.8	96	2.4	54	1.8	97
Fuel and purchased power	2.7	93	2.6	69	3.1	28	2.6	14
Degree days
Heating
Actual	1,2	09	1,5	43	3,4	88	3,7	53
Normal	1,4	03	1,4	04	3,6	31	3,6	34
Cooling
Actual		95		49	1,8	98	1,8	47
Normal		61		61	1,9	11	1,9	11
NATURAL GAS PIPELINE
Operating revenues (before intercompany eliminations)	$541.7		$558.1		$2,327.8		$1,684.0
Operating income (loss)	$17.9		$(34.5)		$91.2		$(3.0)
Net income (loss)	$5.3		$(25.5)		$26.9		$(21.7)
Net cash (used in) provided from operating activities	$(9.0)		$18.7		$29.4		$60.4
Capital expenditures from continuing operations	$5.7		$3.9		$28.1		$20.0

New well connects		80		64	2	32	1	66

Gathered volumes - Mmbtu/d (c)	1,0	22	9	86	1,0	12	1,0	56
Incremental transportation volumes - Mmbtu/d	3	92	5	56	4	40	4	86

Total throughput volumes - MMbtu/d	1,4	14	1,5	42	1,4	52	1,5	42

Natural gas processed - MMcf/d (d)	4	07	4	49	4	14	4	55

Natural gas liquids produced (keep-whole) - million gallons		38		46	1	25	1	97
Natural gas liquids produced (POL & fixed fee) - million gallons		39		34	1	34	1	54

Total natural gas liquids produced - million gallons		77		80	2	59	3	51

Average sales price per gallon	$0.6	06	$0.4	80	$0.5	95	$0.4	06
Natural gas marketed - Bbtu (e)	97,2	25	116,6	93	374,2	96	409,8	79
Average sales price per Mmbtu	$4.7	23	$3.9	73	$5.2	08	$3.2	36

(a) Megawatt-hours.
(b) Kilowatt-hours.
(c) Million British thermal units per day.
(d) Million cubic feet per day.
(e) Billion British thermal units.